UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARVELL TECHNOLOGY GROUP LTD.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

The following communication was sent to certain shareholders of Marvell Technology Group Ltd.:

Subject: Request to Vote your Proxy Card

Dear [Shareholder]:

We are contacting employees who have been with the company and hold registered shares.  It is extremely important this year that you be sure to vote you proxy card and send it in.  The Company would strongly urge you to vote “For” each of the three proposals.

If you have not received the Annual Report, Proxy and the Proxy Voting Card in the mail yet, please let me know right away and I can make special arrangements for these to be sent to you.

Thank you for your support.

Kind regards,

Diane Parke

Sr. Corporate Paralegal

Marvell Semiconductor, Inc.

_____

The following communication was sent to certain shareholders of Marvell Technology Group Ltd.:

Subject: Request to Vote Proxy Card

Dear [Shareholder]:

We are contacting employees who hold registered shares.  It is extremely important this year that you be sure to vote your proxy card and send it in.  If you have not received the Annual Report, Proxy and the Proxy Voting Card in the mail yet, please let me know right away and I can make special arrangements for these to be sent to you.

Thank you for your support.

Kind regards,

Diane Parke

Sr. Corporate Paralegal

Marvell Semiconductor, Inc.

_____

The following communication was sent to certain shareholders of Marvell Technology Group Ltd.:

Subject: Request to Vote Proxy Card

Dear [Shareholder]:

It is extremely important this year that you be sure to vote your proxy card and send it in.  If you have not received the Annual Report, Proxy and the Proxy Voting Card in the mail yet, please let me know right away and I can make special arrangements for these to be sent to you.

Regards,

Diane Parke

Sr. Corporate Paralegal

Marvell Semiconductor, Inc.